Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sonic Automotive, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5401 East Independence Boulevard

Charlotte, North Carolina 28212

March 11, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, April 21, 2005, at the Speedway Club, located at the Lowe’s Motor Speedway, Smith Tower, Queen Room, U.S. Highway 29 North, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on April 21, 2005, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors

Sincerely,

O. BRUTON SMITH

Chairman and Chief Executive Officer

VOTING YOUR PROXY IS IMPORTANT

PLEASE SIGN AND DATE YOUR PROXY

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

SONIC AUTOMOTIVE, INC.

NOTICE OF MEETING

Charlotte, NC

March 11, 2005

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic”) will be held at the Speedway Club, located at the Lowe’s Motor Speedway, Smith Tower, Queen Room, U.S. Highway 29 North, Concord, North Carolina on Thursday, April 21, 2005, at 10:00 a.m. (the “Annual Meeting”), for the following purposes as described in the accompanying Proxy Statement.

1.	To elect two directors;

2.	To consider and vote upon the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors;

3.	To ratify the appointment of Deloitte & Touche LLP as Sonic’s independent public accountants for the year ending December 31, 2005; and

4.	To transact such other business as may properly come before the meeting.

Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock (collectively, the “Voting Stock”) at the close of business on February 23, 2005 will be entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

STEPHEN K. COSS

Senior Vice President, General Counsel and Secretary

Important Note: To vote shares of Voting Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

SONIC AUTOMOTIVE, INC.

PROXY STATEMENT

March 11, 2005

GENERAL

Introduction

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic” or the “Company”) will be held on April 21, 2005 at 10:00 a.m., at the Speedway Club, located at the Lowe’s Motor Speedway, Smith Tower, Queen Room, U.S. Highway 29 North, Concord, North Carolina (the “Annual Meeting”), for the purposes set forth in the accompanying notice. Only holders of record of Sonic’s Class A Common Stock (the “Class A Common Stock”) and Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock” or “Voting Stock”) at the close of business on February 23, 2005 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting, and at any and all adjournments thereof, and is first being sent to stockholders on or about March 24, 2005.

Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting, including adjournments. Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with the specification. If no specification is made, proxies will be voted (i) in favor of electing Sonic’s two nominees to the Board of Directors; (ii) in favor of adopting the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “2005 Formula Plan”); (iii) in favor of the proposal to ratify the appointment of Deloitte & Touche LLP as the independent accountants of Sonic and its subsidiaries for the year ending December 31, 2005; and (iv) in the discretion of the proxy holders on any other business as may properly come before the meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting. Proxies should be sent to Wachovia Bank, National Association, 1525 West W.T. Harris Boulevard, Mail Code 3C3, Charlotte, North Carolina 28288.

Revoking Your Proxy

Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Stephen K. Coss, the Secretary of Sonic, either at the Annual Meeting or prior to the meeting date at Sonic’s principal executive offices at 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Ownership of Voting Stock

Sonic currently has authorized under its Amended and Restated Certificate of Incorporation (the “Charter”) 100,000,000 shares of Class A Common Stock, of which 29,728,681 shares were outstanding as of February 23, 2005 and are entitled to be voted at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were issued and outstanding as of February 23, 2005 and are entitled to be voted at the Annual Meeting. At the meeting, holders of Class A Common Stock will have one vote per share, and holders of Class B Common Stock will have ten votes per share. All outstanding shares of Voting Stock are entitled to vote as a single class on all proposals submitted to a vote at the Annual Meeting. A quorum being present, directors will be elected by a plurality of the votes cast and each of the other proposals referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote on the proposal are cast in favor thereof. Broker non-votes will be counted to determine a quorum, but will not be counted as votes for any director-nominee or for or against any proposal.

A holder of Voting Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of the nominee in the space provided on the proxy card. A holder of Voting Stock may not vote for more than two nominees.

The following table sets forth certain information regarding the beneficial ownership of Sonic’s Voting Stock as of February 23, 2005, by (i) each stockholder known by Sonic to own beneficially more than five percent of a class of the outstanding Voting Stock, (ii) each director and nominee to the Board of Directors of Sonic, (iii) each executive officer of Sonic, and (iv) all directors and executive officers of Sonic as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

Beneficial Owner	Number of Shares of Class A Common Stock (1)		Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock (2)
O. Bruton Smith (3)	788,733		2.6%	11,052,500	(4)	91.9%	27.8%
Sonic Financial Corporation (3)	—		—	8,881,250	(4)	73.8%	21.3%
B. Scott Smith (3)	627,291		2.1%	976,875		8.1%	3.8%
Jeffrey C. Rachor	382,901	(5)	1.3%	—		—	*
E. Lee Wyatt, Jr.	113,633	(5)	*	—		—	*
Mark J. Iuppenlatz	171,800	(5)	*	—		—	*
William R. Brooks	75,000		*	—		—	*
William P. Benton	42,500		*	—		—	*
William I. Belk (6)	54,000		*	—		—	*
H. Robert Heller	82,447		*	—		—	*
Robert L. Rewey	30,000		*	—		—	*
Thomas P. Capo	20,000		*	—		—	*
All directors and executive officers as a Group (11 persons)	2,388,305		7.5%	12,029,375		100.0%	32.9%
AXA Financial, Inc. (and related persons) (7)	1,192,822		4.0%	—		—	2.9%
Barclays Global Investors, NA. (and related persons) (8)	1,562,472		5.3%	—		—	3.7%
Dimensional Fund Advisors Inc. (and related persons) (9)	1,964,695		6.6%	—		—	4.7%
FMR Corp. (and related persons) (10)	3,439,043		11.6%	—		—	8.2%
Neuberger Berman, LLC (and related persons) (11)	3,458,470		11.6%	—		—	8.3%
Wasatch Advisors, Inc. (12)	2,018,920		6.8%	—		—	4.8%

*	Less than one percent.

(1)	Includes those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after February 23, 2005, to acquire beneficial ownership through the exercise of stock options: (i) Messrs. Bruton Smith, 783,333 shares; Scott Smith, 606,416 shares; Rachor, 260,299 shares; Wyatt, 63,633 shares; Iuppenlatz, 130,300 shares; Brooks, 75,000 shares; Benton, 40,000 shares; Belk, 35,000 shares; Heller, 56,447 shares; Rewey, 30,000 shares; and Capo, 20,000 shares; and (ii) all directors and executive officers as a group, 2,100,428 shares.

(2)	The percentage of total voting power of Sonic is as follows: (i) O. Bruton Smith, 73.8%; Sonic Financial Corporation, 59.2%; B. Scott Smith, 6.9%; Barclays Global Investors, NA. (and related persons), 1.0%; Dimensional Fund Advisors Inc. (and related persons), 1.3%; FMR Corp. (and related persons), 2.3%; Neuberger Berman, LLC (and related persons), 2.3%; Wasatch Advisors, Inc., 1.3%; and less than 1% for all other stockholders shown, and (ii) all directors and executive officers as a group, 80.6%.

(3)	The address for O. Bruton Smith, B. Scott Smith and Sonic Financial Corporation (“SFC”) is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.

(4)	The amount of Class B Common Stock shown for O. Bruton Smith consists of 2,171,250 shares owned directly by Mr. Smith and 8,881,250 shares owned directly by SFC. Mr. Smith owns the majority of SFC’s outstanding capital stock and, accordingly, is deemed to have sole voting and investment power with respect to the Class B Common Stock held by SFC.

(5)	Includes 80,000, 50,000 and 30,000 restricted shares of Class A Common Stock for Messrs. Rachor, Wyatt and Iuppenlatz, respectively.

(6)	Includes 6,000 shares held by Mr. Belk’s children, who share his household. Mr. Belk disclaims beneficial ownership of all securities held by his children.

(7)

The address of this entity is 1290 Avenue of the Americas, New York, New York 10104. The Schedule 13G filed by AXA Financial, Inc. (and related persons) on or about February 14, 2005 indicates that Alliance Capital Management L.P., as investment advisor to various discretionary investment advisory accounts and a subsidiary of AXA Financial,

Inc., has sole voting power as to 1,075,972 of the shares shown, shared voting power as to 12,675 of the shares shown and sole dispositive power as to 1,191,822 shares shown. That filing further indicates that Advest, Inc., as investment advisor to various discretionary investment advisory accounts and a subsidiary of AXA Financial, Inc., has shared voting and dispositive power as to 1,000 of the shares shown.

(8)	The address of this entity is 45 Fremont Street, San Francisco, California 94105. The Schedule 13G filed by Barclays Global Investors, NA. (and related persons) on or about February 14, 2005 indicates that Barclays Global Investors, NA. has sole voting power as to 538,356 of the shares shown, sole dispositive power as to 598,977 of the shares shown and unspecified beneficial ownership of 60,621 of the shares shown, that Barclays Global Fund Advisors has sole voting and sole dispositive power as to 907,395 of the shares shown and that Palomino Limited has sole voting and dispositive power as to 56,100 of the shares shown. The shares reported on the Schedule 13G are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

(9)	The address of this entity is 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401. The information provided is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (and related persons) on or about February 9, 2005. That filing indicates that Dimensional Fund Advisors Inc. has dispositive and/or voting power over all of the 1,964,695 shares shown. The shares reported on the Schedule 13G are owned by advisory clients of Dimensional Fund Advisors Inc.

(10)	The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109. The information provided is based on a Schedule 13G filed by FMR Corp. (and related persons) on or about February 14, 2005. That filing indicates that FMR Corp. has sole voting power as to 422,500 of the shares shown and sole dispositive power as to all of the 3,439,043 shares shown. That filing further indicates that Fidelity Management & Research Company, as investment advisor to various Fidelity Funds and a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,016,543 shares, but that the control persons of Fidelity Management & Research Company, Mr. Edward C. Johnson 3d and FMR Corp., do not have sole voting power with respect to such shares, which voting power resides with the Board of Trustees of the various Fidelity Funds that beneficially own the shares.

(11)	The address of this entity is 605 Third Ave., New York, New York 10158. The information provided is based on a Schedule 13G/A filed by Neuberger Berman, Inc. (and related persons) on or about February 15, 2005. That filing indicates that Neuberger Berman, Inc. has sole voting power as to 2,685,720 of the shares shown and shared dispositive power as to all of the 3,458,470 shares shown. That filing further indicates that Neuberger Berman, LLC, as investment advisor to a series of public mutual funds and a wholly-owned subsidiary of Neuberger Berman, Inc., has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients.

(12)	The address of this entity is 150 Social Hall Avenue, Salt Lake City, Utah 84111. The Schedule 13G/A filed by Wasatch Advisors, Inc. on or about February 14, 2005 indicates that this entity has sole voting power and sole dispositive power over all of the 2,018,920 shares shown.

ELECTION OF DIRECTORS

Nominees for Election as Directors of Sonic

Sonic’s Board of Directors currently consists of nine directors and is divided into three classes. The directors in each class serve for a three year term, with one class being elected at our annual stockholders meeting each year. Messrs. Heller and Rewey belong to the class whose term expires at the Annual Meeting. Messrs. Bruton Smith, Rachor, Brooks and Capo belong to the class of directors whose term expires in 2006. Messrs. B. Scott Smith, Benton and Belk belong to the class of directors whose term expires in 2007. Two seats on Sonic’s Board of Directors will be vacant following the Annual Meeting.

At the Annual Meeting, we intend to vote the proxies in the accompanying form for the election of H. Robert Heller and Robert L. Rewey to the Board of Directors. Messrs. Heller and Rewey have consented to serve, if elected, for a three year term until the 2008 annual meeting of stockholders or until his successor is elected and qualified, except as otherwise provided in our Charter and bylaws, as amended (the “Bylaws”). Both of the nominees are presently directors of Sonic. Two vacancies on the board were created when Maryann Keller did not stand for re-election to the Board of Directors in 2004 and Theodore Wright resigned from the board in April 2004. Because the Nominating Committee of our Board of Directors has not completed its search for a qualified candidate or candidates, the Board of Directors has elected not to fill these vacancies at the Annual Meeting. If for any reason any nominee named above is not a candidate when the election occurs, we intend to vote proxies in the accompanying form for the election of the other nominee named above and may vote them for any substitute nominee or, in lieu thereof, our Board of Directors may reduce the number of directors in accordance with our Charter and Bylaws.

Directors

O. Bruton Smith, 78, is the Chairman, Chief Executive Officer and a director of Sonic and has served as such since Sonic’s organization in January 1997, and he currently is a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith is also the Chairman and Chief Executive Officer, a director and controlling stockholder of Speedway Motorsports, Inc. (“SMI”). SMI is a public company whose shares are traded on the New York Stock Exchange (the “NYSE”). Among other things, SMI owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Lowe’s Motor Speedway, Las Vegas Motor Speedway, Infineon Raceway and Texas Motor Speedway. He is also an executive officer or a director of most of SMI’s operating subsidiaries. Mr. Smith’s term as a director of Sonic will expire at the 2006 annual stockholders meeting.

B. Scott Smith, 37, is the Vice Chairman and Chief Strategic Officer of Sonic. Prior to his appointment as Vice Chairman and Chief Strategic Officer in October 2002, Mr. Smith was the President and Chief Operating Officer of Sonic from April 1997 until October 2002. Mr. Smith has been a Sonic director since its organization in January 1997. Mr. Smith also serves as a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith, who is the son of O. Bruton Smith, has been an executive officer of Town & Country Ford since 1993, and was a minority owner of both Town & Country Ford and Fort Mill Ford before Sonic’s acquisition of those dealerships in 1997. Mr. Smith became the General Manager of Town & Country Ford in November 1992 where he remained until his appointment as President and Chief Operating Officer of Sonic in April 1997. Mr. Smith has over 18 years experience in the automobile dealership industry. Mr. Smith’s term as a director of Sonic will expire at the 2007 annual stockholders meeting.

Jeffrey C. Rachor, 43, is the President and Chief Operating Officer of Sonic. Prior to his promotion to President in April 2004, Mr. Rachor served as Sonic’s Executive Vice President and Chief Operating Officer, a position he had held since October 2002. In May 1999, Mr. Rachor was appointed a director of Sonic and in November 1999 was promoted to executive officer status as Executive Vice President of Retail Operations. He originally joined Sonic as its Regional Vice President—Mid-South Region upon Sonic’s 1997 acquisition of dealerships in Chattanooga, Tennessee and was subsequently promoted to Vice President of Retail Operations in September 1998 and again promoted to Executive Vice President—Retail Operations in October 1999. Mr. Rachor has over 19 years of experience in automobile retailing and was the Chief Operating Officer of the Chattanooga dealerships from 1989 until their acquisition by Sonic in 1997. Mr. Rachor’s term as a director of Sonic will expire at the 2006 annual stockholders meeting.

William I. Belk, 55, became a director of Sonic in March 1998. Mr. Belk is currently Vice President and a director for Monroe Hardware Company, a director for Piedmont Ventures, Inc., and Treasurer and a director for Old Well Water, Inc. Mr. Belk previously held the position of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk’s term as a director of Sonic will expire at the 2007 annual stockholders meeting.

William P. Benton, 81, became a director of Sonic in December 1997. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing worldwide after a 37-year career with that company. During that time, Mr. Benton held the following major positions: Vice President and General Manager of Lincoln-Mercury Division; Vice President and General Manager of Ford Division, Group Vice President of Ford of Europe and a member of Ford Motor Company’s Product Planning Committee, which is responsible for all of Ford Motor Company’s products worldwide. Most recently, Mr. Benton was Vice Chairman of Wells Rich Greene in New York and executive director of Ogilvy & Mather Worldwide in New York. Mr. Benton has been a director of SMI since February 1995 and a director of Allied Holdings, Inc. since February 1998. Mr. Benton’s term as a director of Sonic will expire at the 2007 annual stockholders meeting.

William R. Brooks, 55, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Treasurer, Vice President and Secretary from January 1997 to April 1997. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI, and became Executive Vice President of SMI in February 2004. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was the Vice President of Lowe’s Motor Speedway

(formerly the Charlotte Motor Speedway) and a Vice President and director of Atlanta Motor Speedway. Mr. Brooks joined SFC, an entity controlled by Bruton Smith, from Price Waterhouse in 1983. At SFC, he was promoted from manager to controller in 1985 and again to Chief Financial Officer in 1989. Mr. Brooks’ term as a director of Sonic will expire at the 2006 annual stockholders meeting.

Thomas P. Capo, 54, was appointed as a director of Sonic in December 2001. In October 2003, Mr. Capo became the Chairman of the Board of Dollar Thrifty Automotive Group, Inc. Mr. Capo was the Senior Vice President and Treasurer of DaimlerChrysler AG from April 2000 to September 2000 and served as the Senior Vice President and Treasurer of DaimlerChrysler Corporation from November 1998 to March 2000. Prior to the merger of Chrysler Corporation and Daimler Benz AG, Mr. Capo served as the Treasurer of Chrysler Corporation from November 1991 to October 1998. He was first elected as Vice President of Chrysler Corporation in May 1993. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. During his tenure at DaimlerChrysler, he also served at various times as a director of DaimlerChrysler Financial Services, DaimlerChrysler Canada Ltd., DaimlerChrysler North America Holdings and DaimlerChrysler Mexico Holdings. Mr. Capo currently serves as a director of Dollar Thrifty and as a director of JLG Industries, Inc. Mr. Capo’s term as a director of Sonic will expire at the 2006 annual stockholders meeting.

H. Robert Heller, 65, was appointed a director of Sonic in January 2000. Mr. Heller served as a director of FirstAmerica Automotive, Inc. from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller currently serves as director of Epic Bancorp. Mr. Heller is standing for election as a director of Sonic at the Annual Meeting.

Robert L. Rewey, 66, was appointed as a director of Sonic in December 2001. Mr. Rewey served as the Group Vice President for North American Operations & Global Consumer Services of Ford Motor Company from January 2000 until his retirement in April 2001 after a 38-year career with Ford. From January 1998 to December 1999, Mr. Rewey held the position of Group Vice President for Global Sales, Marketing & Service of Ford Motor Company, where he was responsible for Ford’s Worldwide sales and marketing initiatives. From March 1985 to December 1997, Mr. Rewey served as President of the Ford Division, and from January 1984 to March 1985, he served as President of the Lincoln-Mercury Division. During his tenure with Ford Motor Company, he also served on the Advisory Boards of Mazda Motors and Volvo Cars. Mr. Rewey currently serves as a director of SMI and of LoJack Corporation, a public company traded on the Nasdaq National Market. Mr. Rewey is standing for election as a director of Sonic at the Annual Meeting.

Board and Committee Member Independence

Because Mr. Bruton Smith holds more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE’s listing standards and is, therefore, not required to comply with all of the requirements of those listing standards, including the requirement that a listed company have a majority of independent directors. Nevertheless, Sonic is committed to having its board membership in favor of independent directors as evidenced by Sonic’s Corporate Governance Guidelines.

Our Board of Directors has determined that currently a majority of Sonic’s directors, and all of the members of Sonic’s board committees, are “independent” within the meaning of the NYSE’s current listing standards. The Board’s determination was based on its assessment of each director’s relationship with Sonic and the materiality of that relationship in light of all relevant facts and circumstances not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to which the director is related and organizations with which the director is affiliated. The Board of Directors relied upon Categorical Standards for Director Independence, which the Board adopted to assist it in evaluating the independence of each of its directors. A copy of Sonic’s Categorical Standards for Director Independence is attached as Appendix A to this proxy statement and is available on our website.

Board Meetings and Committees of the Board

Attendance at Board and Committee Meetings. Our Board of Directors held six meetings during 2004. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served.

Executive Sessions of the Board of Directors and Committee Meetings. The independent directors meet in executive session without members of management present prior to or after each board meeting. Mr. Belk presides over these executive sessions.

Attendance at Annual Meetings of Stockholders. Pursuant to the Board of Directors’ policy, all directors are strongly encouraged to attend our annual stockholders meetings. All of our directors attended last year’s annual stockholders meeting, other than Ms. Keller whose term expired at that meeting.

Committees of the Board of Directors and their Charters. The Board of Directors of Sonic has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “NCG Committee”). Each of these committees acts pursuant to a written charter adopted by the Board of Directors. A copy of each committee charter is available on our website at www.sonicautomotive.com. The information on our website is not a part of this proxy statement.

The Audit Committee currently consists of Messrs. Capo (chairman), Belk and Heller. The Compensation Committee currently consists of Messrs. Rewey (chairman), Belk, Benton and Heller. The NCG Committee currently consists of Messrs. Benton (chairman), Capo and Rewey. Set forth below is a summary of the principal functions of each committee.

Audit Committee. The Audit Committee appoints Sonic’s independent accountants, reviews and approves the scope and results of audits performed by them and the Company’s internal auditors, and reviews and approves the independent accountant’s fees for audit and non-audit services. It also reviews corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities can be found in its charter. Our Board of Directors has determined that each of Messrs. Capo, Belk and Heller qualifies as an “audit committee financial expert” as defined by the current rules of the SEC, is “financially literate” as that term is defined by the rules of the NYSE, has accounting or related financial management expertise and are “independent” as defined in SEC Rule 10A-3(b)(1) and Section 303A.02 of the NYSE Listed Company Manual. The Audit Committee met twelve times during 2004. A copy of Sonic’s Audit Committee Charter is attached as Appendix B to this proxy statement.

Audit Committee Report

The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with Sonic’s independent accountants, who are ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” as such term is defined by the rules of the New York Stock Exchange (“NYSE”) and “independent” as such term is defined by the current rules of the NYSE and the Securities and Exchange Commission. On December 9, 2004, the Board of Directors adopted an amended and restated written charter for the Audit Committee, a copy of which is attached as Appendix B to this proxy statement and is available on the Company’s corporate web site, www.sonicautomotive.com.

The Audit Committee reviewed and discussed the audited financial statements of Sonic as of and for the year ended December 31, 2004 with management and the independent accountants. Management has the responsibility for preparing the financial statements, certifying that Sonic’s financial statements are complete, accurate, and prepared in accordance with generally accepted accounting principles, and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent accountants have the responsibility for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and attesting to internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in SAS No. 61, as amended by SAS No. 90, “Communication with Audit Committees” and including those described in SAS No. 99 “Consideration of Fraud in a Financial Statement Audit.” With and without management present, the Audit Committee discussed and reviewed the results of the independent accountants’ audit of the financial statements.

During 2004, the Audit Committee met twelve times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2003, March 31, 2004, June 30,

2004 and September 30, 2004 with the chief financial officer and the independent accountants prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent accountants in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress throughout the year.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants the independent accountants’ independence and discussed with management, internal auditors and the independent accountants the adequacy and effectiveness of Sonic’s internal accounting and financial controls, the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent accountants and the internal auditors their audit plans, audit scope, and identification of audit risks.

Based on these reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board and the Board approved that Sonic’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent accountants, Deloitte & Touche LLP, and the Board concurred in such recommendation.

Thomas P. Capo, Chairman

William I. Belk

H. Robert Heller

Compensation Committee. The Compensation Committee administers certain compensation and employee benefit plans of Sonic, annually reviews and determines compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all executive officers of Sonic. The Compensation Committee administers the Sonic Automotive, Inc. 1997 Stock Option Plan (the “Stock Option Plan”), the Sonic Automotive, Inc. Employee Stock Purchase Plan, the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”) and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE. The Compensation Committee met eight times during 2004.

Nominating and Corporate Governance Committee. The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the Board of Directors for election or re-election as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Bylaws. The NCG Committee is also responsible for recommending committee members and chairpersons of committees of our Board of Directors and for establishing a system for, and monitoring the process of, performance reviews of the Board of Directors and its committees. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to Sonic. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE. The NCG Committee met four times during 2004.

How to communicate with the Board of Directors and Independent Directors. Stockholders wishing to communicate with our Board of Directors, or any of our independent directors, may do so by sending a written communication addressed to the respective director(s) in care of Sonic Automotive, Inc., 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212. Stockholders wishing to communicate with our independent directors as a group may do so by sending a written communication to William I. Belk, as lead independent director, at this address. Any communication addressed to any director that is received at Sonic’s principal office will be delivered or forwarded to the respective director(s) as soon as practicable.

Stockholder Nominations of Directors

Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Bylaws that require advance notice to Sonic and certain other information. In general, under the Bylaws, the written notice must be received by Sonic’s Corporate Secretary not less than sixty (60) and not more than ninety (90) days prior to the annual meeting. The notice must contain, among other things, the nominee’s name, date of birth, business and residential address and the information that would be required to be disclosed about the nominee pursuant to the SEC’s rules in a proxy statement and, with respect to the stockholder submitting the nomination and anyone acting in concert with that stockholder, the name and business address of the stockholder and the person acting in concert with the stockholder, a representation that the stockholder is a record holder of Voting Stock, a description of all arrangements, understanding or relationships between or among the stockholder, any person acting in concert with the stockholder and the nominee and the class and number of shares of Voting Stock beneficially owned by the stockholder and any person acting in concert with that stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s bylaw provisions by writing to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, Sonic Automotive, Inc., 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212.

The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board, which includes considering recommendations by directors and management and may include engaging third party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee has adopted a policy that stockholder nominees for director will be treated the same as nominees submitted by other directors or management.

As set forth in Sonic’s Bylaws, Sonic’s Corporate Governance Guidelines and the Charter of Sonic’s Nominating and Corporate Governance Committee, the NCG Committee considers potential nominees for directors from all sources, develops information from many sources concerning the potential nominee, and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines, a copy of which is available on our website. These standards include the director’s or nominee’s:

•	independent judgment;

•	ability to qualify as an “independent” director (as defined under applicable SEC rules and NYSE listing standards);

•	ability to broadly represent the interests of all stockholders and other constituencies;

•	maturity and experience in policy making decisions;

•	time commitments, including service on other boards of directors;

•	business skills, background and relevant expertise that are useful to Sonic and its future needs;

•	willingness and ability to serve on committees of the board of directors; and

•	other factors relevant to the NCG Committee’s determination.

ADOPTION OF THE

SONIC AUTOMOTIVE, INC.

2005 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

The Board of Directors proposes that stockholders approve the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “2005 Formula Plan”). The Board of Directors adopted the 2005 Formula Plan on February 10, 2005, subject to stockholder approval. The Board of Directors believes that it is in the best interests of Sonic and its stockholders to adopt a new plan to provide non-employee directors with an ownership interest in Sonic and to enhance Sonic’s ability to attract and retain highly qualified individuals to serve as directors on our Board. If the 2005 Formula Plan is approved, Sonic’s Formula Stock Option Plan for Independent Directors (the “Directors Plan”) will be terminated.

The 2005 Formula Plan provides for formula grants of restricted stock to Sonic’s non-employee directors. The Board of Directors has reserved 60,000 shares of Sonic’s Class A Common Stock for issuance under the 2005 Formula Plan if it is approved by the stockholders. There are 220,000 shares of Class A Common Stock that remain available for future issuance under the Directors Plan. If the 2005 Formula Plan is approved by the stockholders, the Directors Plan will terminate and the reservation of the remaining 220,000 shares of Class A Common Stock will be cancelled. Approval of the 2005 Formula Plan will not adversely affect non-employee directors’ rights under any outstanding stock options previously granted under the Directors Plan.

The following is a summary of the 2005 Formula Plan submitted for stockholder approval. The summary describes the primary features of the 2005 Formula Plan, but it is qualified by reference to the full text of the 2005 Formula Plan, which is included in this Proxy Statement as Appendix C.

Administration. Awards under the 2005 Formula Plan generally are intended to occur automatically without any discretionary administration. Otherwise, the 2005 Formula Plan will be administered by the Board of Directors which will have the full authority to construe and interpret the 2005 Formula Plan and any related award agreement, to establish rules and regulations relating to plan administration, and to delegate ministerial administrative responsibilities. Determinations made with respect to an individual non-employee director will be made without participation by such director. All awards under the 2005 Formula Plan will be evidenced by an award agreement.

Eligibility. Members of our Board of Directors who are not employed by Sonic or any of its subsidiaries will be eligible to participate in the 2005 Formula Plan. Sonic currently has six non-employee directors who will be eligible for the 2005 Formula Plan.

Shares Subject to the 2005 Formula Plan. The number of shares of Sonic’s Class A Common Stock reserved for issuance under the 2005 Formula Plan is 60,000, subject to adjustment as described below. The closing price of a share of Sonic’s Class A Common Stock on the NYSE on March 9, 2005 was $ 22.86. If shares of restricted stock are forfeited or cancelled in whole or in part for any reason, those shares will be available for further awards under the 2005 Formula Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting Sonic’s Class A Common Stock, unless the Board determines otherwise, corresponding adjustments will be made to the shares of Class A Common Stock which may be issued under the 2005 Formula Plan and which are subject to outstanding awards under the 2005 Formula Plan.

Automatic Annual Grants of Restricted Stock. If the 2005 Formula Plan is approved by stockholders, an annual grant of restricted stock will be made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders, beginning with the Annual Meeting. The number of restricted shares of Class A Common Stock granted to an eligible non-employee director will equal $60,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). Subject to the director’s continued service on our Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date.

In addition, if a non-employee director initially becomes a member of the Board of Directors during any calendar year, but after the annual meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her appointment to the Board with the number of shares determined as described above. Subject to the director’s continued service on our Board, the restricted stock will vest in full on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote such shares of restricted stock and to receive dividends (if any), although dividends paid in shares will be considered restricted stock. If a director’s service on the Board terminates for any reason, all shares of restricted stock not vested at the time of such termination are forfeited.

Change in Control. Upon either the consummation of a tender or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock generally will become fully vested. Under the 2005 Formula Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or the consummation of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Amendment, Suspension or Termination. The Board of Directors may at any time amend, suspend or terminate the 2005 Formula Plan in whole or in part for any purpose, provided that such action may be subject to stockholder approval if necessary to comply with the Internal Revenue Code (the “Code”), the Securities Exchange Act of 1934, as amended, securities exchange listing requirements or other legal or regulatory requirements, or if the Board determines that such approval otherwise is desirable. Unless terminated earlier, the 2005 Formula Plan will terminate ten years from its adoption by the Board of Directors. No amendment, suspension or termination of the 2005 Formula Plan may adversely affect in any material way the rights of a director under any outstanding award without his or her consent. Notwithstanding the foregoing, the Board may amend the 2005 Formula Plan and any outstanding awards in any respect it deems necessary or advisable to comply with applicable law without obtaining the individual consent of any director who holds an outstanding award.

2005 Formula Plan Benefits. The following table sets forth the dollar value of restricted stock grants that will automatically be made to non-employee directors following the 2005 Annual Meeting if the 2005 Formula Plan is approved by our stockholders.

2005 Formula Plan

Name and Position	Dollar Value	Number of Units
All current non-executive officer directors as a group	$360,000	(1)

(1)	The number of shares of restricted stock that will be granted is not determinable as of the date of this Proxy Statement due to fluctuating market prices.

Federal Income Tax Consequences. The following is a brief summary of the federal income tax consequences that generally apply with respect to restricted stock granted under the 2005 Formula Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of various tax rules, including any foreign, state or local tax consequences, that could apply to a particular individual or to Sonic under certain circumstances.

There should not be any federal income tax consequences to Sonic or the non-employee director when restricted stock is granted. The director normally will recognize ordinary income when the restricted stock vests. However, a director instead may elect to recognize ordinary income at the time of grant by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the director will recognize as ordinary income the fair market value of such shares of stock at the time the income is recognized and Sonic generally will be entitled to a corresponding tax deduction. If the director subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for capital gain tax treatment. If a director makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the director generally will not be entitled to any tax deduction or refund with respect to the tax already paid.

SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected the firm of Deloitte & Touche LLP to serve as the principal independent accountants of Sonic for the fiscal year ending December 31, 2005. Deloitte & Touche LLP has acted in such capacity for Sonic since its organization in 1997.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of Deloitte & Touche LLP as our independent accountants is not required by our Bylaws or otherwise. The Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification and will reconsider whether to retain Deloitte & Touche LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Deloitte & Touche LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Sonic.

Fees and Services

For the fiscal years ended December 31, 2003 and 2004, fees for services provided by Deloitte & Touche LLP were as follows:

	2003	2004
Audit Fees (1)
Recurring Audit and Quarterly Reviews	$613,000	$2,131,100
Registration Statements and Related Services	310,000	61,300
Audit-Related Fees(2)	0	0
Tax Fees(3)
Tax Compliance Services	10,500	12,800
Tax Planning and Advice	64,000	145,700
All Other Fees (4)	0	1,600

(1)	Audit fees consist of fees for professional services rendered in connection with or related to the audit of our consolidated annual financial statements, for the review of interim consolidated financial statements in Form 10-Qs, for services normally provided in connection with statutory and regulatory filings or engagements, including registration statements, and for services related to compliance with Section 404 of Sarbanes-Oxley. Certain of these fees will be billed in 2005 as services are rendered in connection with the audit of Sonic’s financial statements for the fiscal year ended December 31, 2004.

(2)	Audit-related fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of our audited or interim consolidated financial statements and are not reported under the heading “Audit Fees.”

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed for products and services other than the services reported in other categories. Other fees consist of an on-line accounting literature service and a continuing education seminar.

The Audit Committee considers the provision of these non-audit services to be compatible with maintaining Deloitte & Touche LLP’s independence.

Pre-approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by Sonic’s independent auditors, and pre-approved all of the services provided in 2004. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated its pre-approval authority to its chairman. The chairman in turn reports to the Audit Committee at least quarterly on audit and non-audit services he pre-approved since his last report.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

2004 Executive Officer Compensation Program

The policy of the Compensation Committee is to:

•	link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;

•	provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of Sonic’s stockholders; and

•	offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

Sonic’s executive compensation program is comprised of two components: annual cash compensation, paid in the form of annual salary and performance-based bonuses, and long-term compensation, paid principally in the form of restricted shares of and options to purchase Sonic’s Class A Common Stock. The Compensation Committee typically adjusts base salaries and awards of cash bonuses and equity-based compensation in the first quarter of each year. However, as described below, the Committee made adjustments during 2004 due to changes in Sonic’s management structure.

Annual Cash Compensation

Annual cash compensation for Sonic’s executive officers consists of a base salary and the potential for an annual performance-based cash bonus. The annual cash compensation paid by Sonic to its executive officers during 2004 was targeted to be competitive principally in relation to other automotive retailing companies (such as those included in the Peer Group Index in the performance graph elsewhere herein), although the Compensation Committee also considered the compensation of executives of some retailing companies not included in the Peer Group Index because the Compensation Committee considered those other companies to be in relatively comparable industries. Analysis of the competitiveness of annual cash compensation paid by Sonic to its executives was provided to the Compensation Committee in February 2004 and July 2004 by an independent consulting firm retained by the Compensation Committee that specializes in executive compensation.

The base salaries of Sonic’s executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and recommendations submitted to the Committee by the Chief Executive Officer. The Compensation Committee’s evaluation is based upon non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. In February 2004, Messrs. Scott Smith’s, Rachor’s, Wyatt’s and Iuppenlatz’s base salaries for 2004 were established based on these factors. At that time, the Compensation Committee increased the base salaries of Messrs. Wyatt and Iuppenlatz for 2004 to $415,000 and $375,000, respectively. In July 2004, the Compensation Committee increased the base salaries of Messrs. Rachor, Wyatt and Iuppenlatz to $1,000,000, $600,000 and $500,000,

respectively, in recognition of their promotions in April 2004, the assumption of additional duties and responsibilities by each of them and the compensation paid to executive officers of comparable companies. The Compensation Committee did not adjust the base salaries of any of Sonic’s other executive officers during the 2004 calendar year.

Each of Sonic’s executive officers participated in the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Plan”) during the 2004 calendar year. The Committee established objective, performance-based goals and target bonus awards for each executive officer for the performance period beginning January 1, 2004 and ending December 31, 2004, with annual cash bonuses to be paid in February 2005 following the Committee’s determination of the extent to which the specified performance goals were achieved. The Committee established three categories of performance objectives to be measured for each of the executive officers: earnings per share, new vehicle market share gain for Sonic’s dealerships in specified major brands, and customer satisfaction performance for Sonic’s dealerships in specified major brands. The Committee also established targeted award amounts for each of the executive officers for specified levels of achievement within each of the three performance categories, subject to a reduction in the event the Committee determined that subjective or other factors warranted a reduction. Based on Sonic’s performance against the pre-determined, objective, performance-based targets, the Compensation Committee certified that the top target for the customer satisfaction performance goal had been achieved, but the other performance-based targets had not been met. As a result, the Committee authorized cash bonuses at the maximum level for the customer satisfaction performance portion of the potential cash bonuses for 2004 under the Incentive Plan as follows: B. Scott Smith, $150,000; Jeffrey C. Rachor, $150,000; E. Lee Wyatt, Jr., $102,750; and Mark J. Iuppenlatz, $96,000. In addition, the Committee determined that certain one-time charges to Sonic’s earnings in 2004 prevented Sonic from achieving the minimum earnings per share target established for a portion of the named executive officers’ potential cash bonuses. As a result of this determination, the Committee awarded discretionary cash bonuses to the named executive officers in the following amounts: B. Scott Smith, $140,000; Jeffrey C. Rachor, $140,000; E. Lee Wyatt, Jr., $159,833; and Mark J. Iuppenlatz, $149,333. These payments were based on the pre-determined minimum bonus amounts that each of the named executive officers (other than the Chief Executive Officer) would have received if the specific pre-determined 2004 performance target established by the Compensation Committee had been achieved. The Compensation Committee further determined that no subjective or other factors warranted a reduction in the awards to each of these executive officers and approved payment of these respective awards in lump sum cash bonuses to these executive officers in February 2005.

Long-term Compensation

The Compensation Committee believes that equity-based compensation is the most effective means of aligning the long-term interests of Sonic’s executive officers with those of its stockholders. Sonic’s long-term compensation program is based principally upon awards of restricted shares of and options to purchase Sonic’s Class A Common Stock under the Stock Option Plan and the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”). Awards of stock options or restricted stock (other than to the Chief Executive Officer) are based upon a subjective evaluation of the executive’s performance by the Compensation Committee and recommendations submitted to the Committee by the Chief Executive Officer. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual officers for and contribution to Sonic’s operating results (in relation to Sonic’s other recipients of equity awards), their expected future contributions and the levels of stock options or restricted stock currently held by the executive officers individually and in the aggregate. In February 2004, the Compensation Committee awarded grants of options to purchase shares of Sonic’s Class A Common Stock under the Stock Option Plan to the named executive officers as follows: 50,000 shares to Mr. Scott Smith; 50,000 to Mr. Rachor; 40,000 to Mr. Wyatt and 30,000 to Mr. Iuppenlatz. In addition, on September 2, 2004, in consideration for and conditioned upon their entering into employment agreements with Sonic in form and substance satisfactory to the Compensation Committee and restrictive covenants and confidentiality agreements, Messrs. Rachor, Wyatt and Iuppenlatz were awarded options to purchase 50,000, 25,000 and 25,000 shares of Sonic’s Class A Common Stock, respectively, and 80,000, 50,000 and 30,000 restricted shares of Class A Common Stock, respectively, pursuant to the Stock Incentive Plan. The employment agreements were entered into by Messrs. Rachor and Wyatt in November 2004 and Mr. Iuppenlatz in December 2004. For additional details concerning the options and restricted stock granted to and held by the executive officers during 2004, see “—Compensation of Executive Officers,” “—Option Grants in 2004” and “—Fiscal Year-End Option Values.”

Executive officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) during the 2004 calendar year. Under the Deferred Plan, eligible employees were able to elect to defer a portion of their annual cash compensation, up to a maximum of 20% or

$100,000, whichever was lower. Sonic makes cash matching contributions of 20% of the amount deferred by the employee, not to exceed $10,000 per year in matching contributions. Sonic may also make supplemental contributions for eligible employees to make up for the additional matching contributions the employees would have received under Sonic’s 401(k) plan in the absence of legal limitations on the amount of compensation that can be considered under the 401(k) plan (e.g., $205,000 for 2004). Sonic’s contributions generally vest pro rata over a five year period. Participation in the Deferred Plan is offered annually to a select group of our management and highly compensated employees.

Executive officers of Sonic (including the Chief Executive Officer) were also eligible in 2004 to participate in various benefit plans similar to those provided to other employees of Sonic. These benefit plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

Chief Executive Officer Compensation

The Compensation Committee annually reviews and approves the compensation of O. Bruton Smith, Sonic’s Chief Executive Officer. For the 2004 calendar year, Mr. Smith’s annual base salary was not adjusted by the Compensation Committee, remaining the same amount as had been approved by the Compensation Committee in October 2002. The Committee’s adjustment of Mr. Smith’s base salary in October 2002 was based upon non-quantitative factors such as his position of responsibility and authority, years of service and a qualitative performance evaluation. Mr. Smith’s annual salary is targeted to be competitive principally in relation to other automotive retailing companies (such as those included in the Peer Group Index in the performance graph elsewhere herein), although the Compensation Committee also considered the compensation of executives of some retailing companies not included in the Peer Group Index because the Compensation Committee considered those other companies to be in relatively comparable industries. Analysis of the competitiveness of the annual compensation paid to Mr. Smith was provided to the Compensation Committee in February 2004 by an independent consulting firm retained by the Compensation Committee that specializes in executive compensation.

The Compensation Committee considers annual stock option and/or restricted share awards to Mr. Smith based upon a subjective evaluation of his performance as Chief Executive Officer. The Compensation Committee’s evaluation is based upon a number of non-quantitative factors, including his responsibility for and contribution to Sonic’s operating results (in relation to Sonic’s other recipients of equity awards), his expected future contributions and the number of stock options currently held by Mr. Smith individually and by all executive officers in the aggregate. During the 2004 calendar year, the Compensation Committee awarded Mr. Smith a grant of options to purchase 100,000 shares of Sonic’s Class A Common Stock under the Stock Option Plan. For additional details concerning the stock options granted to and held by Mr. Smith during 2004, see “—Option Grants in 2004” and “—Fiscal Year-End Option Values.”

With respect to Mr. Smith’s annual cash bonus for 2004, the Compensation Committee determined that Mr. Smith would again participate in the Incentive Plan for the 2004 calendar year and would have his annual cash bonus determined based upon attainment of objective, performance-based goals established by the Committee pursuant to the terms of the Incentive Plan. The Committee established three categories of performance objectives to be measured for Mr. Smith: earnings per share, new vehicle market share gain for Sonic’s dealerships in specified major brands, and customer satisfaction performance for Sonic’s dealerships in specified major brands. The Committee also established targeted award amounts for Mr. Smith for specified levels of achievement within each of the three performance categories, subject to a reduction in the event the Committee determined that subjective or other factors warranted a reduction. Based on Sonic’s performance against pre-determined, objective, performance-based targets, the Compensation Committee certified that the top target for the customer satisfaction performance goal had been achieved, but the other performance-based targets had not been met. As a result, the Committee authorized a cash bonus at the maximum level for the customer satisfaction performance portion of the potential cash bonus for 2004 under Sonic’s Incentive Plan in the amount of $295,313 for Mr. Smith. In addition, the Committee determined that certain one-time charges to the Company’s earnings in 2004 prevented Sonic from achieving the minimum earnings per share target established for a portion of Mr. Smith’s potential cash bonus. As a result of this determination, the Committee awarded a discretionary cash bonus to Mr. Smith in the amount of $459,375. This payment was based on the pre-determined minimum bonus amount that Mr. Smith would have received if the specific pre-determined 2004 performance target established for him by the Compensation Committee had been achieved. The Compensation Committee further determined that no subjective or other factors warranted a reduction in these awards to Mr. Smith and approved payment of this award in a lump sum cash bonus to Mr. Smith in February 2005.

Federal Income Tax Considerations

As noted above, Sonic’s compensation policy is primarily performance-based. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limitation on the deductibility of annual compensation in excess of $1 million that is not performance-based. It is intended that compensation attributable to the exercise of stock options granted under the Stock Option Plan and the Stock Incentive Plan, as well as annual cash bonuses paid under the Incentive Plan generally should qualify as deductible performance-based compensation. The Compensation Committee currently intends to continue to manage Sonic’s executive compensation program in a manner that will preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of Sonic. Accordingly, the Compensation Committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of Sonic.

Robert L. Rewey, Chairman

William I. Belk

William P. Benton

H. Robert Heller

Compensation of Executive Officers

The following table sets forth compensation paid by or on behalf of Sonic to the Chief Executive Officer of Sonic and to its other named executive officers for services rendered during Sonic’s fiscal years ended December 31, 2002, 2003 and 2004:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary (1)	Bonus	Other Annual Compensation (2)	Restricted Stock Award(s) (#) (3)	Number of Shares Underlying Options	All Other Compensation (4)
O. Bruton Smith Chairman, Chief Executive Officer and Director	2004 2003 2002	$1,050,000 1,050,000 830,956	$754,688 492,187 750,000	$54,429 — —	-0- — —	100,000 -0- 100,000	— — —

B. Scott Smith Vice Chairman, Chief Strategic Officer and Director	2004 2003 2002	$800,000 800,000 588,200	$290,000 195,000 500,000	— — —	-0- — —	50,000 -0- 50,000	$10,000 7,385 10,000

Jeffrey C. Rachor President, Chief Operating Officer and Director	2004 2003 2002	$884,615 802,564 316,591	$290,000 195,000 622,438	— — —	80,000 — —	100,000 -0- 50,000	$14,100 15,231 15,500

E. Lee Wyatt, Jr. Executive Vice President, Treasurer and Chief Financial Officer	2004 2003 2002	$488,846 274,039 —	$262,583 200,000 —	— — —	50,000 — —	65,000 75,000 —	$11,951 15,808 —

Mark J. Iuppenlatz Executive Vice President of Corporate Development	2004 2003 2002	$425,192 350,000 307,692	$245,333 167,500 300,000	— — —	30,000 — —	55,000 -0- 30,000	$14,100 6,000 5,500

(1)	Does not include the dollar value of perquisites and other personal benefits.
(2)	Excludes perquisites and other personal benefits that, in the aggregate, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer. Includes the annual cost of automobiles provided by Sonic for Mr. Smith’s personal use.
(3)

The value of the restricted shares of Class A Common Stock at the date of grant was $1,724,000 for Mr. Rachor; $1,077,500 for Mr. Wyatt and $646,500 for Mr. Iuppenlatz. The number of restricted shares of Class A Common Stock and the value, respectively, at the end of the last completed fiscal year were 80,000 and $1,984,000 for Mr. Rachor;

50,000 and $1,240,000 for Mr. Wyatt; and 30,000 and $744,000 for Mr. Iuppenlatz. All the restricted shares of Class A Common Stock were granted on September 2, 2004 and vest in full on August 31, 2007, subject to acceleration of vesting or forfeiture upon the occurrence of certain events described in the executive officer’s respective employment agreement. The holders of the restricted stock will be entitled to receive dividends on those shares as if the shares were fully vested.

(4)	Includes company match to 401(k) plan and company contributions to Deferred Plan.

Employment Agreements

Sonic has employment agreements (collectively, the “Employment Agreements”) with Messrs. Rachor, Wyatt and Iuppenlatz (collectively, the “Executives”). Under the terms of the Employment Agreements, Sonic will employ the Executives through September 1, 2007, subject to automatic extension for successive one-year periods. The Employment Agreements set forth the basic terms of employment for each Executive, including the initial base salary of $1,000,000 for Mr. Rachor, $600,000 for Mr. Wyatt and $500,000 for Mr. Iuppenlatz. The Employment Agreements also provide for an annual performance-based cash bonus and participation in Sonic’s benefit programs. The Employment Agreements provide for initial grants of restricted shares of Class A Common Stock and nonstatutory stock options and eligibility for future grants at the sole discretion of the Compensation Committee of Sonic’s Board of Directors.

The Employment Agreements contain restrictive covenants that prohibit, during periods defined in the Employment Agreements and subject to certain limited exceptions, (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. The Employment Agreements for Mr. Rachor and Mr. Wyatt also provide for severance arrangements in the event Mr. Rachor’s or Mr. Wyatt’s employment is terminated by Sonic other than for cause or by the employee for good reason. Mr. Iuppenlatz’s Employment Agreement provides for severance arrangements in the event his employment is terminated by Sonic other than for cause. Sonic will not be obligated to pay severance if Mr. Rachor, Mr. Wyatt or Mr. Iuppenlatz violates the non-competition provisions of his respective Employment Agreement. These restrictive covenants generally apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement. However, in the event that Mr. Rachor or Mr. Wyatt elects to terminate his employment without good reason or he elects not to renew his respective Employment Agreement, Sonic will not be obligated to pay the employee severance and the restrictive covenants will expire one year following the date of termination. In the event that Mr. Iuppenlatz elects to terminate his employment or he elects not to renew his Employment Agreement, the restrictive covenants will expire one year following the date of termination. In either case, the restrictive covenants limit the employee’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement.

Option Grants in 2004

The following table sets forth information regarding all individual grants of options to acquire shares of Class A Common Stock made to the named executive officers during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number Of Securities Underlying Option Granted (#)		Percent Of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)			Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
									5% ($)		10% ($)
O. Bruton Smith	100,000	(l)	8.2%			$23.78	(1)	February 19, 2014		$1,495,511		$3,789,920

B. Scott Smith	50,000	(1)	4.1%			$23.78	(1)	February 19, 2014		$747,756		$1,894,960

Jeffrey C. Rachor	50,000 50,000	(1) (2)	4.1 4.1	% %	$ $	23.78 20.65	(1) (2)	February 19, 2014 September 2, 2014	$ $	747,756 649,334	$ $	1,894,960 1,645,539

E. Lee Wyatt, Jr.	40,000 25,000	(1) (2)	3.3 2.1	% %	$ $	23.78 20.65	(1) (2)	February 19, 2014 September 2, 2014	$ $	598,205 324,667	$ $	1,515,968 822,770

Mark J. Iuppenlatz	30,000 25,000	(1) (2)	2.5 2.1	% %	$ $	23.78 20.65	(1) (2)	February 19, 2014 September 2, 2014	$ $	448,653 324,667	$ $	1,136,976 822,770

(1)	These options were granted under the Stock Option Plan and will become exercisable in three annual installments beginning on February 19, 2005. The exercise price per share in each case is the fair market value of the Class A Common Stock as of the date of grant, determined in accordance with the Stock Option Plan.

(2)	These options were granted under the Stock Incentive Plan and will become exercisable on August 31, 2007. The exercise price per share in each case is the fair market value of the Class A Common Stock as of the date of grant, determined in accordance with the Stock Incentive Plan.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning option exercises by the named executive officers during the last fiscal year and outstanding options to purchase Class A Common Stock held by the named executive officers of Sonic as of December 31, 2004:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
O. Bruton Smith	—	—	750,000	100,000	$9,107,125	$102,000

B. Scott Smith	—	—	589,750	50,000	$8,311,175	$51,000

Jeffrey C. Rachor	—	—	243,333	100,000	$2,346,969	$258,500

E. Lee Wyatt, Jr.	—	—	25,000	115,000	$222,500	$589,550

Mark J. Iuppenlatz	—	—	120,000	55,000	$1,454,700	$134,350

(1)	Value based on market price as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of our Class A Common Stock that may be issued under our equity compensation plans as of December 31, 2004.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,206,969	$23.12	(2)	4,021,187
Equity compensation plans not approved by security holders(3)	27,811	12.94	(4)	912,566

Total	5,234,780	$19.01	(2)(4)	4,933,753

(1)	Includes the Stock Option Plan, the Stock Incentive Plan, the Directors Plan and the Employee Stock Purchase Plan (the “Employee Plan”), but does not include the 2005 Formula Plan that is being submitted for stockholder approval at the Annual Meeting. If the 2005 Formula Plan is approved by the stockholders at the Annual Meeting, 60,000 shares of our Class A Common Stock will be available for issuance thereunder and 220,000 shares will no longer be available for issuance under the Directors Plan.

(2)	Does not include the exercise price of options outstanding under the Employee Plan because the exercise price is indeterminable as of the date of this Proxy Statement. The exercise price of these options equals the lesser of 85% of the fair market value per share of our Class A Common Stock on the date of grant or 85% of the fair market value per share of our Class A common Stock on the date of exercise.

(3)	Includes the FirstAmerica Automotive, Inc. 1997 Stock Option Plan, as amended and restated as of December 10, 1999 (the “FirstAmerica Plan”) and the Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”).

(4)	Does not include the exercise price of options outstanding under the Nonqualified ESPP because the exercise price is indeterminable as of the date of this Proxy Statement. The exercise price of these options equals the lesser of 85% of the fair market value per share of our Class A Common Stock on the date of grant or 85% of the fair market value per share of our Class A common Stock on the date of exercise.

FirstAmerica Plan

We assumed the FirstAmerica Plan in connection with our acquisition of FirstAmerica Automotive, Inc. (“FAA”). The FirstAmerica Plan has not been approved by Sonic’s stockholders. Upon completion of the acquisition of FAA on December 10, 1999, the FirstAmerica Plan was amended and restated to provide that each outstanding option to purchase a share of FAA Class A Common Stock was converted into the right to purchase 0.32232 shares of Sonic’s Class A Common Stock. The following summary of the FirstAmerica Plan is qualified in its entirety by reference to the FirstAmerica Plan, a copy of which has been filed with the SEC.

The FirstAmerica Plan provides for the grant of incentive stock options to certain employees, within the meaning of Section 422 of the Code, and for the grant of nonstatutory stock options to certain employees, non-employee directors and consultants. Generally, options granted under the FirstAmerica Plan vest over five years, and expire if unexercised within ten years of the date of grant. Options may expire earlier due to termination of employment with the Company. Certain of the options outstanding under the FirstAmerica Plan may provide for partial acceleration upon a change of control.

The total number of shares of Class A Common Stock that have been reserved for issuance under the FirstAmerica Plan is 966,960. Options to purchase a total of approximately 27,811 shares of our Class A Common Stock were outstanding under the FirstAmerica Plan as of December 31, 2004. We have not granted any new options under the FirstAmerica Plan since we assumed it on December 10, 1999 and do not currently intend to grant options to purchase our Class A Common Stock under the FirstAmerica Plan in the future.

Nonqualified Employee Stock Purchase Plan

The Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”) was adopted by the Board of Directors of Sonic on December 11, 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain subsidiaries that are not able to participate in Sonic’s Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders.

The total number of shares of Class A Common Stock that have been reserved for issuance under the Nonqualified ESPP is 300,000. For 2005, there are 227 eligible employees who elected to participate in the Nonqualified ESPP and they each were granted an option to purchase 300 shares of Class A Common Stock. At present, no options to acquire shares have been exercised to date in 2005, options to acquire 68,100 shares remain outstanding (subject to any cancellations during the year) and approximately 153,892 additional shares remain available for future option grants under the Nonqualified ESPP.

Employees of participating subsidiaries generally are eligible for the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than twenty hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.

Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted which would permit a participant to purchase more than $25,000 worth of stock under the Nonqualified ESPP during the calendar year.

A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March, June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.

Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.

In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.

The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee was comprised of the following independent directors: Messrs. Benton, Belk, Rewey and Heller.

Director Compensation

Beginning in 2005, each non-employee director will receive a $35,000 annual cash retainer payable in quarterly installments. Sonic’s lead independent director and the chairperson of the audit committee will receive an additional annual cash retainer of $12,500. The chairperson of the compensation committee will receive an additional annual cash retainer of $10,000, and the chairperson of the nominating and corporate governance committee will receive an additional annual cash retainer of $7,500. Each non-employee director will also receive $2,000 for each board meeting attended in person and $1,000 for each board meeting attended telephonically. In addition, committee members will receive the following fees for attending meetings of a committee on which they serve: $2,000 for each audit committee meeting attended in person or telephonically; and $1,500 for each other committee meeting attended in person and $1,000 for each other committee meeting attended telephonically.

The Board of Directors also approved a formula restricted stock plan for non-employee directors to award non-employee directors $60,000 of restricted stock during each year of service. This formula restricted stock plan will be subject to stockholder approval at the Annual Meeting. If the plan is approved, awards under the formula restricted stock plan will be in lieu of the regularly scheduled annual grants of options to purchase 10,000 shares of Sonic’s Class A Common Stock under Sonic’s current Directors Plan, including grants scheduled to be awarded in 2005. If the restricted stock plan is approved by Sonic’s stockholders at the upcoming annual meeting, the current Directors Plan will be terminated. For a description of the formula restricted stock plan, see “Adoption of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors.”

Stockholder Performance Graph

Set forth below is a line graph comparing the cumulative stockholder return on Sonic’s Class A Common Stock against the cumulative total return of each of the Standard and Poor’s 500 Stock Index and a Peer Group Index for the time period commencing December 31, 1999 and ending December 31, 2004. The companies used in the Peer Group Index consist of AutoNation, Group 1 Automotive, United Auto Group, Car Max and Lithia Motors, which are all publicly traded companies known by Sonic to be involved in the automobile industry. The graph assumes that $100 was invested on December 31, 1999 in each of Sonic’s Class A Common Stock, the Standard & Poor’s 500 Stock Index and the Peer Group Index companies and that all dividends were reinvested.

CERTAIN TRANSACTIONS

Registration Rights Agreement

When Sonic acquired Town & Country Ford, Lone Star Ford, Fort Mill Ford, Town & Country Toyota and Frontier Oldsmobile-Cadillac in 1997, Sonic signed a Registration Rights Agreement dated as of June 30, 1997 with SFC, O. Bruton Smith, B. Scott Smith and William S. Egan (collectively, the “Class B Registration Rights Holders”). SFC currently owns 8,881,250 shares of Class B Common Stock; Bruton Smith, 2,171,250 shares; and Scott Smith, 976,875 shares; all of which are covered by the Registration Rights Agreement. Egan Group, LLC, an assignee of Mr. Egan, also owns certain shares of Class A Common Stock to which the Registration Rights Agreement applies. If, among other things provided in Sonic’s Charter, offers and sales of shares Class B Common Stock are registered with the SEC, then such shares will automatically convert into a like number of shares of Class A Common Stock.

The Class B Registration Rights Holders have certain limited piggyback registration rights under the Registration Rights Agreement. These rights permit them to have their shares of Sonic’s Common Stock included in any Sonic registration statement registering Class A Common Stock, except for registrations on Form S-4, relating to exchange offers and certain other transactions, and Form S-8, relating to employee stock compensation plans. The Registration Rights Agreement expires in November 2007. SFC is controlled by O. Bruton Smith.

The SFC Pledge

Before Sonic’s acquisition of FirstAmerica in December 1999, Bruton Smith guaranteed the obligations of FirstAmerica under FirstAmerica’s new acquisition line of credit with Ford Motor Credit. FirstAmerica obtained this new financing to enable it to complete its then pending acquisitions. The borrowing limit under this credit facility was approximately $138 million prior to FirstAmerica’s acquisition by Sonic. Mr. Smith guaranteed approximately $107 million of this amount, which guarantee was secured by a pledge of 5 million shares of SMI Common Stock owned by SFC. Sonic assumed FirstAmerica’s obligations to Ford Motor Credit under the Revolving Facility when it acquired FirstAmerica. In connection with the refinancing and replacement of the secured lending facility (the “Revolving Facility”) with a new secured lending facility between Sonic, Ford Motor Credit Company (“Ford Motor Credit”) and Chrysler Financial Company, LLC in August 2000 (as amended, the “Revolving Facility”), Ford Motor Credit released Mr. Smith from his secured guarantee under the replaced Revolving Facility. However, the lenders under the Revolving Facility required that the SFC Pledge remain in place, and it now secures Sonic’s obligations under the Revolving Facility. The SFC Pledge remains in place as collateral security for Sonic’s obligations under its current secured lending facility with Ford Motor Credit, DaimlerChrysler Services North America, L.L.C., Toyota Motor Credit Corporation and Bank of America, N.A. which was entered into in February 2003 to replace the Revolving Facility.

Other Transactions

•	Sonic leases office space in Charlotte from a subsidiary of SFC for a majority of its headquarters personnel. Annual aggregate rent under this lease was approximately $569,770 in 2004.

•	Sonic rents various aircraft owned by SFC, subject to their availability, for business-related travel by Sonic executives. Sonic incurred costs in an aggregate amount of approximately $512,596 for the use of these aircraft during 2004.

•	Certain of Sonic’s dealerships purchase the Z-Max oil additive product from Oil Chem Research Company, a subsidiary of SMI, for resale to service customers of the dealerships in the ordinary course of business. Total purchases by Sonic dealerships either directly through Oil Chem or indirectly through an Oil Chem distributor totaled approximately $1,420,133 in 2004.

•	David Smith, son of O. Bruton Smith, is employed as general manager of one of Sonic’s dealerships. Pursuant to our compensation package for general managers, Mr. David Smith received $243,928 in compensation from the dealership in 2004 and automobiles for personal use with an annual cost of $13,458. Mr. David Smith also received options to purchase 10,000 shares of Sonic’s Class A Common Stock pursuant to the Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sonic’s executive officers, directors and persons who own more than 10% of Sonic’s Voting Stock to file reports on ownership and changes in ownership with the SEC. Additionally, SEC regulations require that Sonic identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To Sonic’s knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with on a timely basis, except for one late Form 4 filing by Maryann Keller, a director of Sonic until April 2004, to report a grant of stock options on March 31, 2004 pursuant to our Directors Plan.

ADDITIONAL INFORMATION

Other Matters that May Be Considered at the Annual Meeting

In the event that any matters other than those referred to in the accompanying Notice of Meeting should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Expenses of Solicitation

Sonic will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to the use of the mails, proxies may be solicited personally, or by telephone or email, by corporate officers and employees of Sonic without additional compensation. Sonic intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own our stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

2005 Stockholder Proposals

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy materials relating to the 2006 annual stockholders meeting is November 24, 2005. Any such proposal received after this date will be considered untimely and may be excluded from the proxy materials.

The deadline for submission of stockholder proposals to be presented at the 2006 annual stockholders meeting, but for which we may not be required to include in the proxy materials relating to such meeting, is February 20, 2006. Any such proposal received after this date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

Proposals should be addressed to the attention of the Secretary of Sonic at the address set forth on the cover of this Proxy Statement.

Delivery of Proxy Statements

As permitted by the 1934 Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Sonic of their desire to receive multiple copies of the Proxy Statement.

Sonic will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this year’s Proxy Statement, requests to receive multiple copies of future proxy statements and requests to receive only one copy of future proxy statements should be directed to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices.

APPENDIX A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It is the policy of Sonic Automotive, Inc. (the “Company”) to have a majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests qualifies as an independent director. To assist the board of directors in making determinations of independence about relationships individual directors may have that are not covered by one of those “bright line” tests, the board of directors has adopted categorical standards for director independence that are set forth below.

*   *   *   *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, greater than 3% shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues; provided that if the director is a non-employee director of the Company and a non-employee director or greater than 3% shareholder of the other organization, the payments may not exceed the greater of (i) $1 million or (ii) 5% of such other organization’s consolidated gross revenues

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to (i) similarly situated customers, or (ii) in the case of purchases of vehicles or service on vehicles from the Company’s dealerships, pursuant to the terms of employee discount programs offered from time to time by the Company to all employees generally

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

A-1

•	the charitable organization is not a family foundation created by the director or an immediate family member

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involves a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“executive officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

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APPENDIX B

SONIC AUTOMOTIVE, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED DECEMBER 9, 2004

I.	Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the Company’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of the Company’s financial reports. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Review the proposed form, quality and adequacy of the Company’s financial statements and disclosures included therein.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

•	Review areas of potential significant financial risk to the Company.

•	Report to the Board of Directors regarding each of the matters listed above.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Composition and Meetings

The Audit Committee shall consist of three or more directors, each of whom is “independent” (as defined by applicable New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules in effect from time to time). Each Audit Committee member must also be “financially literate” (as such qualification is interpreted by the Board in its business judgment) or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise (as the Board interprets such qualification in its business judgment), and at least one member shall be an “audit committee financial expert” (as determined under the rules promulgated by the SEC).

Audit Committee members, and the Chairman of the Audit Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Chairman shall meet the experience requirements of the NYSE.

No Audit Committee member may receive compensation, directly or indirectly, from the Company other than director’s fees. As used in this Audit Committee Charter, the term “director’s fees” includes normal fees (including equity-based awards) or reimbursement of expenses paid to directors for service on the Board of Directors or Committees thereof, or attendance at meetings thereof, which fees have previously been approved by the Board of Directors. In addition, no Audit Committee member may simultaneously serve on the Audit Committee of more than two (2) other public companies unless the Board of Directors shall affirmatively determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee and the Company affirmatively discloses such determination in the Company’s annual proxy statement.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. One-third of the members, but not less than two, will constitute a quorum of the Audit Committee, and a majority of the members present at any meeting at which a quorum is present may act on behalf of the Audit Committee. The Audit Committee may meet by telephone or video conference, and may take action by unanimous written consent of its members.

The Audit Committee meets privately in executive session at least quarterly with management, with the director of the internal auditing department, with the independent auditors, and as a committee to discuss any matters that the Audit Committee or any of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.	Responsibilities and Duties

1. The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and shall have the sole authority to appoint the independent auditors, or approve any discharge of auditors when circumstances warrant.

2. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

3. Review the Company’s annual audited financial statements, including disclosures in the Annual Report on Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and Management’s assertion regarding the effectiveness of the Company’s internal controls over financial reporting, prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect on the financial statements of applying alternative methods under generally accepted accounting principles and a description of any transactions as to which management obtained letters prepared in accordance with AICPA Statement on Auditing Standards No. 50. Recommend, if appropriate, to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K.

4. Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) prior to filing or distribution, including the results of the independent auditors’ review of the quarterly financial statements. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards No. 61 (see Item 11 below). The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5. In consultation with management, the independent auditors, and the internal auditors, review the adequacy and effectiveness of the Company’s internal accounting and financial controls. Discuss significant financial risk exposures and the processes management has implemented to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

6. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7. Review the appropriateness of the Company’s accounting policies, and the effect of regulatory and accounting initiatives as well as any off-balance sheet structures as they apply to the Company’s financial statements.

8. The Audit Committee shall review and pre-approve the audit services to be provided to the Corporation by the independent auditors, and shall review and approve the fees to be paid to the independent auditors for such audit services. The Audit Committee shall also review and pre-approve the retention of the independent auditors for any non-audit services to be provided to the Corporation, and shall review and approve the fees to be paid to the independent auditors for such non-audit services. The Audit Committee may delegate to one or more of its members the authority to pre-approve audit and non-audit services, and to approve the fees to be paid for such audit and non-audit services. The decision of any member of the Audit Committee to whom authority is delegated pursuant to the preceding sentence shall be presented to the full Audit Committee at its next meeting.

9. On at least an annual basis, the Audit Committee will obtain and review a report by the independent auditors on: (a) the auditing firm’s internal quality-control procedures; (b) any material issues raised by the auditing firm’s most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditing firm and the Company. The Audit Committee should discuss with the independent auditors any significant issues regarding the auditors’ qualifications, performance or independence. As to the issue of independence, the Audit Committee shall consider whether the provision of non-audit services is compatible with maintaining the auditors’ independence and take appropriate action to satisfy itself of the independence of the auditors. The Audit Committee shall present its conclusions with respect to the independent public accountants to the full Board of Directors.

10. Annually review the independent auditors’ audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach. Annually review the experience and qualifications of the lead partner and other senior members of the independent auditors’ team, and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are observed. The Committee will also consider whether there should be rotation of the independent auditors.

11. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards No. 61, as amended by SAS No. 84 and SAS No. 90.

12. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

13. Establish clear guidelines for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

14. Review with the independent auditors any audit problems or difficulties that arise from the audits as well as management’s response thereto.

15. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

16. Review and concur in the appointment, performance, and replacement of the senior internal audit executive, and the structure of the internal audit staff.

17. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

18. On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, and the Company’s compliance with applicable laws and regulations.

19. Review with management and the independent auditors any correspondence with regulators or governmental agencies which raise material issues regarding the Company’s financial statements, internal controls or accounting policies.

20. Establish and periodically review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by any employee of concerns regarding questionable accounting or auditing matters.

21. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

22. Annually prepare a report to stockholders as required by the SEC to be included in the Company’s annual proxy statement.

23. Annually prepare a performance evaluation of the Audit Committee, and report the findings of such evaluation to the Nominating and Corporate Governance Committee of the Board of Directors.

24. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

25. Maintain minutes of meetings and circulate such minutes to the entire Board of Directors.

The Audit Committee is responsible for the duties set forth in this Charter, but the Audit Committee is not responsible for (i) preparing the financial statements or certifying that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles, or implementing and maintaining internal controls, or (ii) auditing the Company’s financial statements. Management has the responsibility for preparing the financial statements, certifying that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles, and implementing, maintaining and evaluating the effectiveness of the Company’s internal controls over financial reporting. The independent public accountants have the responsibility for auditing the financial statements, evaluating the effectiveness of the Company’s internal controls over financial reporting, and issuing an opinion on management’s assertion regarding the effectiveness of the Company’s internal controls over financial reporting.

APPENDIX C

SONIC AUTOMOTIVE, INC.

2005 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

1.1    Purpose of the Plan.    The purpose of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “Plan”) is to promote the interests of the Company and its stockholders by providing Non-Employee Directors with an ownership interest in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly.

1.2    Effective Date.    The Plan has been established effective upon its adoption by the Board of Directors on February 10, 2005, subject to the requisite approval of the Company’s stockholders at the 2005 Annual Meeting of Stockholders.

ARTICLE 2.    DEFINITIONS

2.1    Definitions.    As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)  “Average Market Value” means the average of the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the twenty (20) trading days immediately preceding the Grant Date.

(b)  “Board” or “Board of Directors” means the Board of Directors of the Company.

(c)  “Change in Control” means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(e)  “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

(f)  “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(g)  “Director” means a member of the Board of Directors.

(h)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(i)  “Grant Date” means the date on which a grant of Restricted Stock is made to a Non-Employee Director pursuant to Section 6.1.

(j)  “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries.

(k)  “Plan” means this Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors, as amended from time to time.

(l)  “Restricted Stock” means Common Stock granted to Non-Employee Directors pursuant to Article 6, which Common Stock is nontransferable and subject to a substantial risk of forfeiture.

(m)  “Restricted Stock Award” means a grant of Restricted Stock.

(n)  “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than fifty percent (50%) of the voting power or equity or profits interests.

ARTICLE 3.    ADMINISTRATION

Subject to the provisions of the Plan, the Board shall have full and exclusive power to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to delegate ministerial administrative responsibilities under the Plan. Determinations made with respect to an individual Non-Employee Director shall be made without participation by such Non-Employee Director. All determinations, decisions and interpretations made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

ARTICLE 4.    STOCK SUBJECT TO THE PLAN

4.1    Stock Available Under the Plan.    Subject to adjustments as provided in Section 4.2, the aggregate number of shares of Common Stock that may be issued in connection with Restricted Stock Awards granted under the Plan is Sixty Thousand (60,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Restricted Stock Awards which are forfeited or canceled for any reason shall be available for further grants under the Plan.

4.2    Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, unless the Board should determine otherwise, corresponding adjustments shall be made to (a) the maximum number and kind of shares that may be issued under the Plan as set forth in Section 4.1; and (b) the number and kind of shares that are subject to then outstanding Restricted Stock Awards. Notwithstanding the foregoing, the Board, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock covered by an outstanding Restricted Stock Award.

ARTICLE 5.    PARTICIPATION

Each Non-Employee Director shall be eligible to receive Restricted Stock Awards as described below in Article 6 during his or her tenure as a Non-Employee Director.

ARTICLE 6.    FORMULA GRANTS OF RESTRICTED STOCK

6.1    Formula Grants of Restricted Stock.    Subject to the terms of the Plan, Restricted Stock shall be granted to Non-Employee Directors automatically and without further action of the Board of Directors as follows:

(a)  Annual Grants.    On the first business day following each annual meeting of the Company’s stockholders beginning with the 2005 Annual Meeting of Stockholders, each Non-Employee Director who is then a member of the Board shall receive a grant of Restricted Stock consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The Restricted Stock shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date. Vesting on any such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

(b)  Interim Grants to New Non-Employee Directors.    If a Non-Employee Director initially becomes a member of the Board during a calendar year but after the annual meeting of the Company’s stockholders has been held for such year, the Non-Employee Director shall receive a grant of Restricted Stock, effective as of the date of such initial appointment to the Board, consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The shares covered by such grant of Restricted Stock shall vest in full on the first anniversary of the Grant Date. Vesting on such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

6.2    Nontransferability.    The shares of Restricted Stock may not be sold, assigned, conveyed, pledged, exchanged, hypothecated, alienated or otherwise disposed of or transferred in any manner to the extent they remain unvested.

6.3    Termination of Service.    In the event that a Director’s service on the Board terminates for any reason, all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by such Director.

6.4    Change in Control.    Notwithstanding any other provision of the Plan, all outstanding shares of Restricted Stock shall be deemed vested as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

6.5    Stockholder Rights.    Except as otherwise provided by the Plan, a Non-Employee Director who has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors. With respect to any shares of Restricted Stock received as a result of adjustments under Section 4.2 hereof and also any shares of Common Stock that result from dividends declared on the Common Stock, the Non-Employee Director shall have the same rights and privileges, and be subject to the same restrictions, as apply generally to Restricted Stock under the Plan.

6.6    Award Agreement.    Each grant of Restricted Stock shall be evidenced by an award agreement executed by the Non-Employee Director and the Company that contains the Grant Date of the Restricted Stock and the other terms and conditions applicable thereto.

6.7    Issuance of Restricted Stock/Stock Certificates.    A grant of Restricted Stock may be evidenced in such manner as the Company shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Non-Employee Director, containing such legends as the Company deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until the restrictions lapse and the shares of Restricted Stock become vested. The Company may require the Director to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 7.    AMENDMENT, SUSPENSION AND TERMINATION

The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; or (b) to the extent the Board determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Restricted Stock Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any then outstanding Restricted Stock Awards. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Non-Employee Director under any outstanding Restricted Stock Award without the Non-Employee Director’s consent. Notwithstanding the foregoing, it is expressly contemplated that the Board may amend the Plan or the terms of any outstanding Restricted Stock Award in any respect it deems necessary or advisable to comply with applicable law, including, but not limited to, Section 409A of the Code and applicable guidance thereunder, without obtaining the individual consent of any Non-Employee Director who holds an outstanding Restricted Stock Award.

ARTICLE 8.    TAX MATTERS

8.1    Withholding.    To the extent applicable, a Director that has received a Restricted Stock Award under this Plan shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock Award. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Director. The Company shall not be required to deliver any shares of Common Stock unless the Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

8.2    Section 83(b) Election.    If a Non-Employee Director makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Non-Employee Director shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

ARTICLE 9.    GENERAL PROVISIONS

9.1    Restrictions on Stock Ownership/Legends.    The Board, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Common Stock is otherwise vested. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable and the Board may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

9.2    No Guarantee of Continued or Future Service on the Board.    Nothing in the Plan or any award agreement shall be construed to confer upon any Director any right to continued or future service on the Board of Directors.

9.3    Unfunded Plan.    To the extent that any person acquires a right to receive Common Stock under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Restricted Stock Awards under this Plan. With respect to receipt of Common Stock, a Director (and any person claiming through him) shall have only the status of an unsecured general creditor of the Company.

9.4    Requirements of Law.    The granting of Restricted Stock Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent applicable, the Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Board.

9.5    Approvals and Listing.    The Company shall not be required to grant any Restricted Stock Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any Non-Employee Director granted a Restricted Stock Award hereunder make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

9.6    Other Corporate Actions.    Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

9.7    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

9.8    Severability.    The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Board may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

9.9    Governing Law.    To the extent not preempted by federal law, the Plan, and all award agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).

Appendix D

SONIC AUTOMOTIVE, INC.

P R O X Y

Charlotte, North Carolina

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIC AUTOMOTIVE, INC.

The undersigned hereby appoints Mr. O. Bruton Smith and Mr. William I. Belk as proxies, each with the power to appoint his Substitute, and hereby authorizes them to represent and vote, as designated below, all shares of the Voting Stock of Sonic Automotive, Inc. held of record by the undersigned on February 23, 2005, at the Annual Meeting of Stockholders to be held on April 21, 2005 or any adjournment thereof.

The Board of Directors recommends a vote “FOR ALL” nominees in Item 1 and “FOR” Items 2 and 3.

1. ELECTION OF DIRECTORS

    Nominees:  H. Robert Heller and Robert L. Rewey (Mark only one of the following boxes.)

☐ VOTE FOR ALL nominees listed above, except vote withheld as to the following nominee (if any):	☐ VOTE WITHHELD as to all nominees

2.	APPROVAL OF THE SONIC AUTOMOTIVE, INC. 2005 FORMULA RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS

PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Class A Common Stock Shares:

Class B Common Stock Shares:

Dated:                                                                           , 2005

Signature:

    Printed Name:

Signature, if held jointly:

    Printed Name:

☐	Please mark here if you intend to attend the Meeting of Stockholders.